As filed with the Securities and Exchange Commission on March 15, 2018

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0513618
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Milford Road,	03054
Merrimack, New Hampshire
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Employee Stock Purchase Plan

(Full Title of the Plan)

Timothy McGrath

Chief Executive Officer

PC Connection, Inc.

730 Milford Road

Merrimack, New Hampshire 03054

(Name and Address of Agent For Service)

(603) 683-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	25,000 shares (2)	$26.105 (3)	$652,625 (3)	$81.26

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Consists of 25,000 shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan pursuant to the terms of such plan.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 8,  2018.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-202642,  333-179796, 333-161172, and 333-130389 relating to the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan.

On February 13, 2018, the Board of Directors of the Registrant approved, subject to stockholder approval, an amendment to increase, in aggregate, the number of shares available for issuance under the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan, as amended, by 25,000 shares. The Registrant intends to seek stockholder approval for such increase, but does not expect to obtain such approval prior to the date of the 2018 Annual Meeting of Stockholders of the Registrant, and cannot assure participants that such approval will ever be obtained. While the Registrant may grant options relating to the additional 25,000 shares prior to obtaining stockholder approval for the increase, such options will not become exercisable unless and until stockholders approve the increase. In the event stockholder approval is not obtained, such options will be cancelled and become null and void.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	Amended and Restated 1997 Employee Stock Purchase Plan, as amended

(1)Incorporated by reference from the exhibits filed with the Company’s registration statement (333-63272) on Form S-4 filed under the Securities Act of 1933 on June 19, 2001.

(2)Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s current report on Form 8-K, filed on January 9, 2008.

(3)Previously filed with the Securities and Exchange Commission as an Annex to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrimack, State of New Hampshire, on this 15th day of March 2018.

PC CONNECTION, INC.

By:	/s/ TIMOTHY MCGRATH
Timothy McGrath
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PC Connection, Inc., hereby severally constitute and appoint Patricia Gallup and David Hall, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY MCGRATH	President and Chief Executive Officer (Principal Executive Officer)	March 15, 2018
Timothy McGrath

/S/ G. WILLIAM SCHULZE	Vice President and Interim Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2018
G.William Schulze

/S/ PATRICIA GALLUP	Chairman of the Board	March 15, 2018
Patricia Gallup

/S/ Joseph Baute	Vice Chairman of the Board	March 15, 2018
Joseph Baute

/S/ David Beffa-Negrini	Director	March 15, 2018
David Beffa-Negrini

/S/ Barbara Duckett	Director	March 15, 2018
Barbara Duckett

/S/ Jack Ferguson	Director	March 15, 2018
Jack Ferguson

/S/ David Hall	Director	March 15, 2018
David Hall